EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectuses of Continental Airlines, Inc. for the registration of Debt Securities, Class B Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Depositary Shares, Warrants, Subscription Rights and Pass Through Certificates and to the incorporation by reference therein of our reports dated February 24, 2006, with respect to the consolidated financial statements and schedule of Continental Airlines, Inc., Continental Airlines, Inc. management’s assessment of the effectiveness of internal control over financial reporting, the effectiveness of internal control over financial reporting of Continental Airlines, Inc., the consolidated financial statements of ExpressJet Holdings, Inc., ExpressJet Holdings, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ExpressJet Holdings, Inc., included or incorporated by reference in the Annual Report (Form 10-K) of Continental Airlines, Inc. for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
ERNST & YOUNG LLP
Houston, Texas
April 6, 2006